Exhibit 10.17

SILICON STORAGE TECHNOLOGY, INC.

STOCK BONUS GRANT NOTICE

Silicon Storage Technology, Inc. (the “Company”), pursuant to its 1995 Equity Incentive Plan as defined below (the “Plan”) hereby grants to Participant the right to acquire the number of shares of the Company’s common stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Stock Bonus Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Participant:

Date of Grant:

Number of shares subject to Award:

Vesting Schedule: 100% of the shares of common stock subject to this Award are fully vested as of the Date of Grant.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Bonus Agreement and the Plan. Participant also acknowledges receipt of the Silicon Storage Technology, Inc. 1995 Equity Incentive Plan Prospectus. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Bonus Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company pursuant to the Award and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

SILICON STORAGE TECHNOLOGY, INC.	PARTICIPANT:

By:
Signature		Signature

Title:	Date:

Date:

ATTACHMENTS: Stock Bonus Agreement and Plan

ATTACHMENT I

SILICON STORAGE TECHNOLOGY, INC.

STOCK BONUS AGREEMENT

Pursuant to the Stock Bonus Grant Notice (the “Grant Notice”) and this Stock Bonus Agreement (“Agreement”), Silicon Storage Technology, Inc. (the “Company”) has awarded you (“Participant”) the right to acquire from the Company pursuant to Section 7 of the Company’s 1995 Equity Incentive Plan (the “Plan”) the number of shares indicated in the Grant Notice (collectively, the “Award”). The Award is granted in exchange for services rendered by you to the Company. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows:

1. ACQUISITION OF SHARES. By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of the Company’s common stock specified in your Grant Notice for the consideration set forth in Section 3 and subject to all of the terms and conditions of the Award and the Plan. You may not acquire less than the aggregate number of shares specified in the Grant Notice.

2. CLOSING. You will acquire the shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the “Closing Date”) along with any consideration, other than your past or future services, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require. The Company will direct the transfer agent for the Company to issue to you the certificate or certificates evidencing the shares of the Company’s common stock being acquired by you. You acknowledge and agree that any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Company may determine. In the event of the termination of your Continuous Status as an Employee, Director or Consultant prior to the Closing Date, the Closing shall not occur and you shall have no further rights, title or interests in or to the shares subject to this Award.

3. CONSIDERATION. Unless otherwise required by law, the shares of the Company’s common stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part, in exchange for past services rendered to the Company or an Affiliate in the amounts and to the extent required by law.

4. VESTING. The shares subject to this Award are fully vested as of the Date of Grant.

5. CAPITALIZATION CHANGES. The number of shares of the Company’s common stock subject to your Award and referenced in your Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section 13 of the Plan.

6. SECURITIES LAW COMPLIANCE. You may not be issued any of the shares of the Company’s common stock under your Award unless the shares are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such common stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7. EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

8. RIGHTS AS STOCKHOLDER. Subject to the provisions of this Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to the Award.

9. TRANSFER RESTRICTIONS. Your Award is not transferable except by will or by the laws of descent and distribution. You shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the common stock subject to this Award except in compliance with the provisions herein and applicable securities laws.

10. RESTRICTIVE LEGENDS. The certificates representing the common stock shall have endorsed thereon appropriate legends as determined by the Company.

11. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as an Employee or Consultant of the Company or an Affiliate.

12. WITHHOLDING OBLIGATIONS. At the time your Award is granted, at the time the shares of common stock subject to the Award are issued, or at any other time as requested by the Company, you hereby authorize withholding from any amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with your Award. In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold shares of common stock subject to this Award in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence. In addition, at the Company’s sole discretion and subject to compliance with applicable law, the Company may permit you to enter into a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board in order to sell some of the shares subject to this Award and to direct the broker executing such sale to remit the proceeds from that sale directly to the Company to cover the applicable tax withholdings. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein, and shall have no liability to you for any such delay in the issuance of such shares. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

16. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

18. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy on trading in the Company’s securities.

20. APPLICATION OF SECTION 409A. This Award is intended to be exempt from the application of Section 409A of the Code (“Section 409A”) pursuant to Treasury Regulation 1.409A-1(b)(6).

* * * * *

This Stock Bonus Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Stock Bonus Grant Notice to which it is attached.

ATTACHMENT II

1995 EQUITY INCENTIVE PLAN